EXHIBIT 3.1(c)

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 11/23/1992
                                                      923295175 - 2063399

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 VOCALTECH, INC.
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         Adopted in accordance with the provisions of Section 242 of the
                General Corporation Law of the State of Delaware
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     We,  M.  Sue  Benford,   President,  and  Richard  Melnick,  Secretary,  of
VOCALTECH, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST, that the Certificate of Incorporation of said corporation has been amended as follows: 1. By striking out the whole of ARTICLE FIRST as it now exists and inserting in lieu and instead thereof a new ARTICLE FIRST, reading as follows:

              "The name of the corporation (hereinafter the "corporation") is InnoTek, Inc."

         SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.





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         IN WITNESS WHEREOF, we have signed this certificate this ____ day of November, 1992


                                               /s/ M. Sue Benford
                                              ------------------------
                                               M. Sue Benford, President


                                              /s/ Richard Melnick
                                              ------------------------
                                               Richard Melnick, Secretary

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